INDEX


1.   Exhibit 3.3

               ARTICLES OF AMENDMENT TO THE ARTICLES OF
          INCORPORATION

2.   Exhibit 3.4

               BYLAWS OF THE QUIZNO'S CORPORATION ADOPTED
          AUGUST 25, 1994, AS AMENDED

3.   Exhibit 9.3

               SECOND AMENDMENT TO VOTING TRUST AGREEMENT

4.   Exhibit 10.4
               AMENDED AND RESTATED STOCK

          OPTION PLAN FOR NON-EMPLOYEE

          DIRECTORS AND ADVISORS

5.   Exhibit 10.18

               INVESTMENT AGREEMENT

6.   Exhibit 10.20

          SECURITY AGREEMENT




                       QUIZNO'S EXHIBITS
                          Exhibit 3.3
                    Mail to:  Secretary of
                  State Corporations Section
                    1560 Broadway, Suite 200
                       Denver, CO  80202
                         (303) 894-2251
MUST BE TYPED          Fax (303) 894-2242
FILING FEE:  $25.00
MUST SUBMIT TWO COPIES

                           ARTICLES OF AMENDMENT
Please include a typed             TO THE
self-addressed envelope   ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation
Act, the   undersigned  corporation  adopts  the  following
Articles   of Amendment to its Articles of Incorporation:
FIRST:   The  name  of  the  corporation is  The  Quizno's
Franchise Corporation.
SECOND:  The following amendment to the Articles of Incorporation
was adopted  on  May  25,          1995, as prescribed by the
Colorado  Business
Corporation Act, in the manner marked with an X below:

____           No  shares  have been issued or Directors  Elected
               Action by Incorporators

____           No  shares have been issued but Directors  Elected
               Action by Directors

____ Such amendment was adopted by the board of directors where shares have been issued.

x              Such  amendment  was  adopted  by  a  vote  of the
               shareholders.   The  number of shares voted  for  the  amendment
               was sufficient for approval.

               "RESOLVED, that the Amended and Restated Articles of Incorporation of The Quizno's Franchise Corporation is hereby amended by deleting Article I in its entirety and substituting the following therefor:

                                   ARTICLE I
     Name
          The name of the Corporation is:  The Quizno's
Corporation."

THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
If these amendments are to have a delayed effective date, please list that date:
(Not to exceed ninety (90) days from the date of filing)


                                   The Quizno's Franchise Corporation


                                     By /s/ Richard F. Schaden
                                     Its    Secretary
                                            Title